Exhibit 99.1

Bottomline Technologies Reports First Quarter Results

Subscription and Transaction Growth Drives Record Revenue

PORTSMOUTH, N.H. – November 7, 2012 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and banking solutions, today reported financial results for the first quarter ended September 30, 2012.

Revenues for the first quarter were $61.7 million, an increase of $9.2 million, or 18%, from the first quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s banking, legal spend management and Paymode-X® cloud-based applications, increased 62% from the first quarter of last year to $28.5 million.

Gross margin for the first quarter was $33.2 million, an increase of $4.0 million from the first quarter of last year. Net income for the first quarter was $0.02 million, or net income per share of $0.00.

Core net income for the first quarter was $10.5 million. Core net income excludes acquisition-related expenses, including amortization of intangible assets, of $6.0 million, restructuring expenses of $0.3 million and equity-based compensation of $4.2 million. Core earnings per share was $0.30.

“We had an outstanding quarter with financial results well ahead of our expectations and significant advancement of our strategic plan,” said Rob Eberle, President and CEO of Bottomline Technologies. “Our priority remains growing our cloud-based offerings. We are investing in innovation to extend Bottomline’s leadership position, confident the investments we are making will drive future predictable and profitable revenue growth for Bottomline. The first quarter results were a strong start to the fiscal year and we believe we are well positioned to drive continued growth and increased shareholder value through the remainder of the year.”

First Quarter Customer Highlights

•	Announced that Paymode-X, Bottomline’s business-to-business settlement network, has surpassed 200,000 vendors.

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Chosen by or expanded relationships with seven leading companies, including Ameriprise Financial, Inc., California FAIR Plan Property Insurance, CCMSI – Certain Underwriters At Lloyds London, EP Energy, Macerich Management Company, Security First Insurance Co. and Utica First Insurance Company, to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

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Announced an expanded relationship with Lloyds Bank in the UK to provide secure, reliable connectivity to Lloyds Bank’s infrastructure, allowing Lloyds’ corporate customers to streamline their payments management and optimize working capital.

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Announced a partnership with Australia and New Zealand Banking Group Ltd. (ANZ) to launch ANZ-Transactive Mobile, a mobile corporate banking solution that allows ANZ corporate clients to gain greater visibility and control of their cash management activities while on the go.

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Leading organizations, such as Deere & Company, Garden City Group, Los Angeles Department of Water & Power, Marriott International, National Steel & Shipbuilding, Paypoint Network Ltd., Raymond James, Shawbrook Bank Ltd., the State of Oklahoma, Sun Life Financial, Tata Steel UK Ltd., Texas Municipal League and Travelex Global Business Payments, chose Bottomline’s payment automation solutions.

•	Selected for Bottomline’s leading SWIFT Access Service by customers such as Aon plc, Bank of Cyprus UK Limited, Honda Motor Europe Ltd., Reckitt Benckiser Treasury Services PLC and Vocalink Ltd.

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Signed new customers and deepened existing relationships in the healthcare vertical with customers such as Adventist Health, Bakersfield Heart Hospital, Catholic Healthcare Initiatives, Community Medical Center, Inc., Middlesex Hospital, Pioneers Memorial Healthcare and Shepherd Center, Inc.

First Quarter Strategic Corporate Highlights

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WebSeries®, Bottomline’s industry-leading cash management solution for advanced payment and reporting, was named a ‘best-in-class’ in all three categories of the CEB TowerGroup 2012 Payables Automation Technology Analysis.

•	Completed the acquisition of Albany Software Ltd., one of the UK’s leading BACS solution providers.

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Delivered the latest commercial banking release, Business Banking 5.0, to over 360 of our financial institution customers. This release features a fully updated user interface that will enhance the user experience Bottomline’s customers provide to their business customers.

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Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses (including acquisition-related earn-outs) and restructuring related costs. Acquisition-related expenses include legal and professional fees and other transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other charges we incur as a direct result of our acquisition and integration efforts. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets, and in communications with our board of directors in respect of financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three months ended September 30, 2012 and 2011 is as follows:

	Three Months Ended September 30, (in thousands)
	2012	2011
GAAP net income	$18	$1,741
Amortization of intangible assets	4,312	3,884
Equity-based compensation	4,207	3,165
Acquisition-related expenses	1,715	124
Restructuring expenses	296	27

Core net income	$10,548	$8,941

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About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X, WebSeries and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about the impact of our investments in cloud-based offerings on our future revenue and profitability and our ability to drive continued growth and increased shareholder value during the remainder of our fiscal year 2013. Any statements that are not statements of historical fact (including but not limited to statements containing the words “will”, “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2012 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2012	2011
Revenues:
Subscriptions and transactions	$28,547	$17,594
Software licenses	4,699	4,033
Service and maintenance	26,455	28,849
Equipment and supplies	1,988	2,000

Total revenues	61,689	52,476

Cost of revenues:
Subscriptions and transactions	14,271	9,085
Software licenses	409	435
Service and maintenance	12,294	12,160
Equipment and supplies	1,522	1,571

Total cost of revenues	28,496	23,251

Gross profit	33,193	29,225

Operating expenses:
Sales and marketing	14,188	11,242
Product development and engineering	8,306	5,932
General and administrative	6,561	4,933
Amortization of intangible assets	4,312	3,884

Total operating expenses	33,367	25,991

Income (loss) from operations	(174)	3,234

Other income (expense), net	46	(113)

Income (loss) before income taxes	(128)	3,121
Provision (benefit) for income taxes	(146)	1,380

Net income	$18	$1,741

Basic net income per share attributable to common stockholders	$0.00	$0.05

Diluted net income per share attributable to common stockholders	$0.00	$0.05

Shares used in computing basic net income per share:	34,909	33,710
Shares used in computing diluted net income per share:	35,626	34,841

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(1)
Core net income	$10,548	$8,941

Diluted core net income per share	$0.30	$0.26

(1)

Core net income excludes charges for amortization of intangible assets of $4,312 and $3,884, acquisition-related expenses of $1,715 and $124, restructuring expenses of $296 and $27 and equity-based compensation of $4,207 and $3,165, for the three months ended September 30, 2012 and 2011, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,
	2012	2012

Assets
Current assets:
Cash, cash equivalents and short-term investments	$107,135	$124,862
Accounts receivable	45,940	45,344
Other current assets	16,858	15,465

Total current assets	169,933	185,671

Property and equipment, net	20,352	19,756
Intangible assets, net	209,753	177,941
Other assets	8,464	9,003

Total assets	$408,502	$392,371

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,873	$8,841
Accrued expenses	17,296	17,170
Deferred revenue	43,638	41,304

Total current liabilities	69,807	67,315

Deferred revenue, non-current	7,933	7,072
Deferred income taxes	6,883	1,641
Other liabilities	2,348	2,157

Total liabilities	86,971	78,185

Stockholders’ equity
Common stock	37	37
Additional paid-in-capital	443,933	438,732
Accumulated other comprehensive loss	(4,171)	(6,564)
Treasury stock	(22,558)	(22,291)
Accumulated deficit	(95,710)	(95,728)

Total stockholders’ equity	321,531	314,186

Total liabilities and stockholders’ equity	$408,502	$392,371